Exhibit 99.(b)(8)(d)(ix)


                AMENDMENT NO. 10 TO FUND PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 10 TO FUND PARTICIPATION AGREEMENT is made as of this 1st day of May 1, 2007 by and between JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the "Company") and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

                                    RECITALS

     WHEREAS, the Company and Distributor are parties to a certain Fund Participation Agreement dated April 30, 1997, as amended November 15, 1997, December 31, 1997, January 13, 2000, February 9, 2001, July 31, 2003, March 26,
2004, March 29, 2004, May 1, 2005 and May 1, 2006 (the "Agreement) in connection with the participation of the Funds in Contracts offered by the Company;

     WHEREAS,   the  Company  wishes  to  make  additional  Funds  available  as investment options under the Contracts; and

     WHEREAS, in connection with the expansion of Funds available, the parties agree to revise the reimbursement terms as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. ADDITION OF FUND. The second whereas clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof.

          "WHEREAS, the Company wishes to make available as investment options under the Contracts, Class I of the following Funds: VP Balanced, VP Income & Growth, VP International, VP Large Company Value, VP Ultra, VP Value, VP Vista and Class II of the following Funds: VP Inflation Protection (collectively, the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended and issued by American Century Variable Portfolios, Inc., except for Class II of the VP Inflation Protection Fund, which is issued by American Century Variable Portfolios II, Inc. (collectively referred to as the "Issuer");"

     2. COMPENSATION AND EXPENSES. Section 5(b) is hereby deleted in its entirety and the following Section 5(b) is substituted in lieu thereof:

          "(b) Distributor acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the

     Administrative Services and performance of all other obligations under this Agreement by the Company, Distributor will pay the Company a fee (the "Administrative Services Fee") equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by the Company in all Class I shares of the Funds available under the Agreement except for Class I of the VP Balanced Fund which Distributor will pay the Company a fee of 35 basis points (0.35%) per annum of the average aggregate amount invested by the Company; and 5 basis points (0.05%) per annum of the average aggregate amount invested by the Company in Class II shares of the VP Inflation Protection Fund under this Agreement. The payments received by the Company do not constitute payment in any manner for investment advisory services."

     3. REPRESENTATIONS AND WARRANTIES. Section 6(b), which was inadvertently changed in Amendment No. 8, shall be restored to the original language contained in the Fund Participation Agreement dated April 30, 1997.

     4. RATIFICATION AND CONFIRMATION OF AGREEMENT. In the event of a conflict between the terms of this Amendment No. 10 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 10 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 10, the parties hereby confirm and ratify the Agreement.

     5. COUNTERPARTS. This Amendment No. 10 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     6. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 10 as of the date first above written.

JEFFERSON NATIONAL LIFE                 AMERICAN CENTURY
INSURANCE COMPANY                       INVESTMENT SERVICES, INC.

By:                                     By:
   ----------------------------            ----------------------------
   Name:                                   Name:
   Title:                                  Title:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT



=================================================================== ============================== =================================
                          NAME OF SEPARATE
                          ACCOUNT AND DATE                                 CONTRACTS FUNDED                 PORTFOLIOS AND
                 ESTABLISHED BY BOARD OF DIRECTORS                       BY SEPARATE ACCOUNT                CLASS OF SHARES
                                                                                                         AVAILABLE TO CONTRACTS

=================================================================== ============================== =================================
Jefferson National Life Annuity Account C     1980                  CVIC-2000                        VP INCOME & GROWTH FUND
Jefferson National Life Annuity Account E     November 12, 1993     CVIC-2001                               (CLASS I)
Jefferson National Life Annuity Account F     September 26, 1997    CVIC-2004
Jefferson National Life Annuity Account G     January 18, 1996      CVIC-2005                      VP INFLATION PROTECTION FUND
Jefferson National Life Annuity Account H     November 1, 1999      22-4056                                 (CLASS II)
Jefferson National Life Annuity Account I     August 23, 2000       22-4025
Jefferson National Variable Account L         February 22, 2000     32-4000                           VP INTERNATIONAL FUND
Jefferson National Life Annuity Account J     November 3, 2003      32-4002                                 (CLASS I)
Jefferson National Life Annuity Account K     November 3, 2003      32-4003
                                                                    22-4047                          VP LARGE COMPANY VALUE
                                                                    22-4048                                 (CLASS I)
                                                                    22-4061
                                                                    JNL-2100                         VP VALUE FUND (CLASS I)
                                                                    JNL-2200
                                                                    JNL-2300                        VP BALANCED FUND (CLASS I)
                                                                    JNL-2300-1

                                                                                                         VP VISTA (CLASS I)

                                                                                                         VP ULTRA (CLASS I)



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